                  AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.

                             ARTICLES SUPPLEMENTARY

         AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the
"Corporation"), hereby certifies to the State Department of Assessments and
Taxation of Maryland that:

         FIRST: Pursuant to authority expressly vested in the Board of Directors by the Maryland General Corporation Law and by Article FIFTH and Article SEVENTH
of the Articles of Incorporation, the Board of Directors of the Corporation has
(a) duly established a new series of shares titled VP Inflation Protection Fund
(hereinafter referred to as a "Series") for the Corporation's stock and (b) has duly established a new class of shares (each hereinafter referred to as a
"Class") for one of the two Series and (c) has allocated Fifty Million
(50,000,000) shares of the One Hundred Million (100,000,000) shares of authorized capital stock of the Corporation, par value One Cent ($0.01) per shares, for an aggregate par value of Five Hundred Thousand Dollars ($500,000)
to the new Series. As a result of the action taken by the Board of Directors in
Article FIRST of these Articles Supplementary, the number of shares and aggregate par value is as follows:

     Series                       Number of Shares          Aggregate Par Value
     ------                       ----------------          -------------------

VP Prime Money Market Fund           50,000,000              $   500,000
VP Inflation Protection Fund         50,000,000              $   500,000

The par value of each share of stock in such Series is One Cent ($0.01) per share.

         SECOND: Pursuant to authority expressly vested in the Board of
Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation,
the Board of Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the
Series in Article FIRST above among the Classes of shares. As a result of the action taken by the Board of Directors, the Classes of shares of the two (2)
Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                  Number of Shares     Aggregate
     Series Name                     Class Name     as Allocated       Par Value
     -----------                     ----------     ------------       ---------
Prime Money Market Fund                 I            50,000,000        $500,000
                                        II                  n/a             n/a
VP Inflation Protection Fund            I            25,000,000         250,000
                                        II           25,000,000         250,000

         THIRD: Except as otherwise provided by the express provisions of these
Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

         FOURTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and
is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

         FIFTH: The Board of Directors of the Corporation duly adopted resolutions establishing the new Series and allocating shares to the Series.

         IN WITNESS WHEREOF, AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC. has
caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant
Secretary on this 17th day of December, 2002.

                                            AMERICAN CENTURY VARIABLE
ATTEST:                                     PORTFOLIOS II, INC.

                                            By:/s/Charles A. Etherington
Name:  Janet A. Nash                            Name: Charles A. Etherington
Title: Assistant Secretary                      Title: Vice President

         THE UNDERSIGNED Vice President of AMERICAN CENTURY VARIABLE PORTFOLIOS
II, INC., who executed on behalf of said Corporation the foregoing Articles
Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing
Articles Supplementary to the Charter to be the corporate act of said
Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  December 17, 2002                 /s/Charles A. Etherington
                                          Charles A. Etherington, Vice President